NAME OF REGISTRANT:
Templeton Russia and East European Fund, Inc.
File No. 811-08788

Exhibit Item No. 77(c) Matters submitted to a vote of security holders

	ANNUAL MEETING OF SHAREHOLDERS, AUGUST 22, 2008

	The Annual Meeting of Shareholders of the Fund was held at the Fund's offices, 500 East Broward Boulevard, Fort Lauderdale, Florida, on August 22, 2008 for the purpose of electing four Directors of the Fund. At the meeting, the following persons were elected by the shareholders to serve as Directors of the Fund: Harris J. Ashton, Ann Torre Bates, Larry D. Thompson and Constantine D. Tseretopoulos.*

	Proposal 1: The election of four (4) Directors:



Term Expiring 	     For      % of    % of    With   % of  % of
2011			      Outst   Shares  held   Outst Shares
			      anding  Present  	    anding Present
			      Shares  and 	    Shares   and
				      Voting		   Voting
Harris J. Ashton   4,400,552  80.05%  97.83%  97,484 1.77%  2.17%
Larry D. Thompson  4,410,842  80.24%  98.06%  87,194 1.59%  1.94%
Constantine D. 	   4,399,077  80.02%  97.80%  98,959 1.80%  2.02%
Tseretopoulos


Term Expiring 	     For      % of    % of    With   % of  % of
2009			      Outst   Shares  held   Outst Shares
			      anding  Present  	    anding Present
			      Shares  and 	    Shares   and
				      Voting		   Voting

Ann Torre Bates	   4,398,554  80.01%  87.79%  99,482 1.81% 2.21%


* Frank J. Crothers, Edith E. Holiday, Charles B. Johnson, Gregory E. Johnson, David W. Niemiec, Frank A. Olson and Robert E. Wade are Directors of the Fund who are currently serving and whose terms of office continued after the Annual Meeting of Shareholders.



NAME OF REGISTRANT:
Templeton Russia and East European Fund, Inc.
File No. 811-08788

Exhibit Item No. 77(c) Matters submitted to a vote of security holders

	RECONVENED ANNUAL MEETING OF SHAREHOLDERS, SEPTEMBER 26, 2008

	The reconvened Annual Meeting of Shareholders of the Fund was held at the Fund's offices, 500 East Broward Boulevard, Fort Lauderdale, Florida, on September 26, 2008.

	Proposal 2: The approval of an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust:



			Shares Voted 	% of		% of Shares
					Outstanding 	Present
					Shares		and Voting

For			2,055,822 	37.40% 		43.75%
Against			133,560		2.43%		2.84%
Abstain			51,869		0.94%		1.10%
Broker Non-Votes	3,255,926	59.23%		0.00%




NAME OF REGISTRANT:
Templeton Russia and East European Fund, Inc.
File No. 811-08788

Exhibit Item No. 77(c) Matters submitted to a vote of security holders

	RECONVENED ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 9, 2008

	The reconvened Annual Meeting of Shareholders of the Fund was held at the Fund's offices, 500 East Broward Boulevard, Fort Lauderdale, Florida, on October 9, 2008.

	Proposal 2: The approval of an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust:





			Shares Voted	% of		% of Shares
					Outstanding 	Present
					Shares		and Voting

For			2,263,398	41.17%		48.16%
Against			146,834		2.67%		3.12%
Abstain			65,880		1.20%		1.40%
Broker Non-Votes	3,021,066	54.96%		0.00%



NAME OF REGISTRANT:
Templeton Russia and East European Fund, Inc.
File No. 811-08788

Exhibit Item No. 77(c) Matters submitted to a vote of security holders

	RECONVENED ANNUAL MEETING OF SHAREHOLDERS, OCTOBER 22, 2008

	The reconvened Annual Meeting of Shareholders of the Fund was held at the Fund's offices, 500 East Broward Boulevard, Fort Lauderdale, Florida, on October 22, 2008.

	Proposal 2: The approval of an Agreement and Plan of Reorganization that provides for the reorganization of the Fund from a Maryland corporation to a Delaware statutory trust:





			Shares Voted	% of		% of Shares
					Outstanding	Present
					Shares		and Voting
For			2,433,975	44.28%		51.42%
Against			158,240		2.88%		3.34%
Abstain			74,217		1.35%		1.57%
Broker Non-Votes	2,830,746	51.49%		0.00%